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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-1 of our report dated December 5, 1999, except as to Note 11 which is as of December 31, 1999, relating to the financial statements of Alamosa PCS, LLC (a development stage enterprise), which appear in the Registration Statement on Form S-1, as amended (File No. 333-93499). We also consent to the references to us under the headings "Experts," "Summary Financial and Operating Data" and "Selected Financial Data" in such Registration Statement.


                                                    PRICEWATERHOUSECOOPERS LLP




Dallas, Texas
February 4, 2000